UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Change in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of Sypris Solutions, Inc. (the "Company") recently completed a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. On June 11, 2014, the Audit Committee engaged Crowe Horwath LLP ("Crowe") as the independent registered public accounting firm for the Company, and dismissed Ernst &Young LLP ("EY") from that role. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by EY.

EY performed audits of the consolidated financial statements for the years ended December 31, 2013 and 2012. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2013, and from December 31, 2013 through the date of EY’s dismissal, there have been no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K between the Company and EY on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K have occurred during the two years ended December 31, 2013, or through the date of EY’s dismissal.

EY has furnished the Company a letter addressed to the Securities and Exchange Commission dated June 12, 2014, stating that it agrees with the above statements concerning EY in this report, which letter is attached hereto as Exhibit 16.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	16.1	Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 12, 2014	Sypris Solutions, Inc.

		By:	/s/ Anthony C. Allen
Anthony C. Allen
Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP addressed to the U.S. Securities and Exchange Commission, dated June 12, 2014.